UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

  WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2012 (March 1, 2012)

American Realty Capital Trust, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Maryland

 (State or Other Jurisdiction of Incorporation)

001-35439	71-1036989
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 415-6500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2012, American Realty Capital Trust, Inc., a Maryland corporation (the “Company”) internalized the management services previously provided to it by its former sponsor, AR Capital, LLC (“ARC”) and its affiliates (the “Internalization”), concurrently with the listing of its common stock on The NASDAQ Global Select Market (“NASDAQ”). ARC is majority-owned and controlled by Nicholas S. Schorsch, the Company’s Chairman of the Board of Directors (the “Board”) and William M. Kahane, the Company’s Chief Executive Officer, President and Director.

Asset Purchase Agreement for Furniture, Fixtures, Equipment and Other Assets

Effective as of March 1, 2012, the Company, in its capacity as the general partner of its operating subsidiary, American Realty Capital Operating Partnership, L.P. (the “Operating Partnership”), entered into an Asset Purchase and Sale Agreement (the “Asset Purchase Agreement”) with ARC. Pursuant to the Asset Purchase Agreement, ARC sold to the Operating Partnership certain furniture, fixtures, equipment and other assets used by the Company and the Operating Partnership in their business and operations for an aggregate purchase price of $7,338,000.00, which includes the reimbursement of certain costs and expenses incurred by ARC.

This summary of the material terms of the Asset Purchase Agreement is qualified in its entirety by the Asset Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Securities Purchase Agreement for Interests in the Property Manager

Effective as of March 1, 2012, the Company’s indirectly wholly-owned subsidiary, ARCT TRS Corp. (the “TRS”), entered into a Securities Purchase and Sale Agreement (the “Securities Purchase Agreement”) with ARC. Pursuant to the Securities Purchase Agreement, ARC sold to the TRS all of the issued and outstanding membership interests in American Realty Capital Properties, LLC, the entity which conducts the leasing and management of the Company’s real estate properties, for an aggregate purchase price of $10.00.

This summary of the material terms of the Securities Purchase Agreement is qualified in its entirety by the Securities Purchase Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment and Acknowledgement of Termination of Amended and Restated Advisory Agreement

Effective as of March 1, 2012, the Company and the Operating Partnership entered into an Amendment and Acknowledgement of Termination of Amended and Restated Advisory Agreement (the “Amendment and Acknowledgement of Termination”) with American Realty Capital Advisors, LLC (the “Former Advisor”), a wholly-owned subsidiary of ARC that managed the day-to-day business and affairs of the Company prior to the Internalization. Pursuant to the Amendment and Acknowledgement of Termination, the Company and the Operating Partnership provided the Former Advisor with notice of termination of that certain Amended and Restated Advisory Agreement, dated June 2, 2010 (the “Advisory Agreement”), effective as of 5:00 p.m. Eastern Time, on April 30, 2012 (the “Termination Date”), in accordance with the terms thereof. In respect of the period from March 1, 2012 through and including the Termination Date, the Company paid the Former Advisor an asset management fee in the amount of $3,600,000 (for two months, based on 0.083% of the contract purchase price of all the owned, directly or indirectly, by the Company or the Operating Partnership at the end of the immediately preceding month). Additionally, the Amendment and Acknowledgement of Termination amended the Advisory Agreement to provide that the Company shall have the right, in its sole and absolute discretion, to extend the Termination Date for up to three (3) consecutive one-month periods (each such one-month period, an “Extension Period”) by providing prior written notice to the Former Advisor at least five (5) business days prior to the then applicable Termination Date, and in respect of each Extension Period, the Company shall pay to the Advisor, in advance on or prior to the first day of each Extension Period, an additional asset management fee in the amount of 0.083% of the contract purchase price of all the properties owned, directly or indirectly, by the Company or the Operating Partnership, at the end of the immediately preceding month. The parties to the Amendment and Acknowledgment of Termination also agreed that the amounts described herein are the only amounts payable by the Company or the Operating Partnership pursuant to the Advisory Agreement, as amended, following March 1, 2012 and that neither the Former Advisor nor any of its affiliates shall be entitled to any other fees or amounts that are otherwise payable by the Company or the Operating Partnership pursuant to the Advisory Agreement following March 1, 2012; provided, however, that the Former Advisor or its affiliates will not be prohibited from earning the subordinated incentive fee to the extent it is entitled to do so under the Company’s charter (the “Charter”).

This summary of the material terms of the Amendment and Acknowledgement of Termination is qualified in its entirety by the Amendment and Acknowledgement of Termination attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Assignment of Trademarks Agreement

Effective as of March 1, 2012, the Company entered into an Assignment of Trademarks Agreement (the “Assignment of Trademarks”) with ARC. Pursuant to the Assignment of Trademarks, the Company assigned the trademarks and trademark registration application AMERICAN REALTY CAPITAL – SN 85/004512, AR CAPITAL & design – Reg. No. 3,884,743, and AR CAPITAL – SN 85/553569, along with the goodwill symbolized thereby, to ARC in exchange for total consideration of $10.00. The Company assigned the trademarks and trademark registration application to ARC because such trademarks and trademark registration application were incorrectly registered in the Company’s name.

This summary of the material terms of the Assignment of Trademarks is qualified in its entirety by the Assignment of Trademarks attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Trademark License Agreement

Effective as of March 1, 2012, the Company entered into a License Agreement (the “License Agreement”) with ARC. Pursuant to the License Agreement, ARC granted to the Company a personal, non-transferable, royalty free, non-exclusive license to use the trademark AMERICAN REALTY CAPITAL in connection with the provision of real estate investment, acquisition and operation services in the United States and the United States territories. The Company may grant sublicenses consistent with the License Agreement only to majority-owned and controlled subsidiaries of the Company. ARC may terminate the License Agreement upon (1) 30 days written notice to the Company if the Company fails to cure a material breach of the License Agreement within 30 days of receipt of notice from ARC; or (2) upon written notice effective immediately if both Nicholas S. Schorsch and William M. Kahane cease to be members of the Board.

This summary of the material terms of the License Agreement is qualified in its entirety by the License Agreement attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Amended and Restated Agreement of Limited Partnership of the Operating Partnership

Effective as of March 1, 2012, the Company, as general partner of the Operating Partnership, executed an Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Amended and Restated Limited Partnership Agreement”) with the limited partners party thereto to conform more closely with agreements of limited partnership of other operating partnerships controlled by real estate investment trusts (“REIT”) whose securities are publicly traded and listed, and to add a new class of units of limited partnership in the Operating Partnership (“LTIP Units”) to the existing common units (“OP Units”). Pursuant to the Amended and Restated Limited Partnership Agreement, the LTIP Units were created. The Company may at any time cause the Operating Partnership to issue LTIP Units to members of the Company’s senior management team. These LTIP Units will be earned and will vest on such terms as are determined by the Company’s Compensation Committee (the “Committee”). In general, LTIP Units are a special class of units entitled to receive profit distributions. Upon issuance and prior to being fully earned, holders of LTIP Units are entitled to receive per unit profit distributions equal to ten percent (10%) of per unit profit distributions on the outstanding OP Units. After LTIP Units are fully earned, a holder of LTIP Units first will be entitled to receive a catch-up of the other ninety percent (90%) of per unit profit distributions not previously distributed, and, subsequently, they will be entitled to receive the same per unit profit distributions as the other outstanding OP Units. However, as profits interests, LTIP Units initially will not have full parity, on a per unit basis, with the OP Units with respect to liquidating distributions, and a holder of LTIP Units would receive nothing if the Operating Partnership were liquidated immediately after the LTIP Unit is awarded. Upon the occurrence of specified events, LTIP Units can over time achieve full parity with the OP Units and therefore accrete to an economic value for the holder equivalent to the OP Units. In order for LTIP Units to have full parity with the OP Units, the capital accounts of the holders of LTIP Units with respect to such LTIP Units would have to be equalized (on a per unit basis) with the capital accounts of the holders of the OP Units. This capital account equalization per unit would occur through special allocations of net increases in valuation (if any) of the Company’s assets upon the occurrence of certain revaluation events permitted under the Internal Revenue Code of 1986, as amended, and Treasury regulations, including: (i) the acquisition of an additional interest in the Operating Partnership by a new or existing partner in exchange for more than a de minimus capital contribution, (ii) the distribution by the Operating Partnership of more than a de minimus amount of property as consideration for an interest in the Operating Partnership, (iii) the liquidation of the Operating Partnership, (iv) the redemption or conversion of LTIP Units into OP Units or the Company’s common stock or (v) at such other times as the Company reasonably determines to be necessary or desirable to comply with Treasury regulations (including the issuance of new LTIP Units). LTIP Units cannot achieve immediate full parity with OP Units under any circumstances at the time of grant of such LTIP Units. Upon equalization of the capital accounts and full vesting of the LTIP Units, the LTIP Unit will be convertible into an OP Unit at any time.

This summary of the material terms of the Amended and Restated Limited Partnership Agreement is qualified in its entirety by the Amended and Restated Limited Partnership Agreement attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Indemnification Agreements

On March 1, 2012, the Board approved a form of Indemnification Agreement (an “Indemnification Agreement”), which subsequently was entered into between the Company and each of its directors and executive officers (each, an “Indemnitee”). In general, the Indemnification Agreement provides that the Company will indemnify and advance expenses to the Indemnitee to the fullest extent permitted by applicable law and the Charter in effect as of the date of the Indemnification Agreement or to such extent as applicable law and the Charter thereafter from time to time may permit. However, no change in Maryland law or the Charter will have the effect of reducing the benefits available to the Indemnitee under the Indemnification Agreement. Subject to certain exceptions, if, by reason of being a director, officer, employee or agent of the Company, the Indemnitee is, or is threatened to be made, a party to any threatened, pending or completed proceeding, the Indemnitee is entitled to be indemnified against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such proceeding or any other issue or matter related to the proceeding.

Notwithstanding the foregoing, in connection with a proceeding brought by the Company or on its behalf, no indemnification will be made in respect of any claim, issue or matter in such proceeding as to which the Indemnitee has been adjudged to be liable to the Company if applicable law prohibits such indemnification; provided, however, that if applicable law so permits, indemnification will nonetheless be made by the Company in such event if and only to the extent the court in which such proceeding has been brought or is pending shall so determine.

Subject to the Charter, the Company is obligated to advance all expenses reasonably incurred by or on behalf of each Indemnitee in connection with any threatened, pending or completed proceeding from time to time and as incurred, within 30 days after the Company’s receipt of a request for advancement, whether prior to or after final disposition of such proceeding. In order to be advanced expenses, in addition to providing a statement reasonably evidencing the expenses incurred, the Indemnitee must affirm in writing his or her good-faith belief that he or she has not engaged in bad conduct in connection with the matters giving rise to, and is entitled to indemnification in connection with, such proceeding pursuant to and in accordance with his or her Indemnification Agreement, and provide an undertaking to repay any expenses advanced if it is ultimately determined that the Indemnitee has engaged in bad conduct in connection with the matters giving rise to such proceeding and is therefore not entitled to be indemnified against such expenses.

This summary of the material terms of the form of Indemnification Agreement is qualified in its entirety by the form of Indemnification Agreement attached as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The description of the Amendment and Acknowledgement of Termination in Item 1.01 is incorporated in its entirety into this Item 1.02.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officers

Effective March 1, 2012, Nicholas S. Schorsch resigned as the Chief Executive Officer of the Company (but remains Chairman of the Board), Brian S. Block resigned as the Executive Vice President and Chief Financial Officer of the Company, Peter M. Budko resigned as the Executive Vice President and Chief Investment Officer of the Company and Edward M. Weil, Jr. resigned as the Executive Vice President and Secretary of the Company.

Appointment of Officers

Simultaneous with the resignations described above, the Board appointed, effective immediately, William M. Kahane as Chief Executive Officer and President of the Company, Brian D. Jones as Executive Vice President, Chief Financial Officer and Treasurer of the Company, and Susan E. Manning as Chief Accounting Officer and Secretary of the Company, each in accordance with the terms of the Bylaws (as defined below). Prior to Mr. Kahane’s appointment as Chief Executive Officer and President of the Company, he was President, Chief Operating and Treasurer of the Company since its formation in August 2007.

Brian D. Jones, 43, has also served as Senior Vice President, Managing Director and Head of Investment Banking at Realty Capital Securities, LLC and ARC from September 2010 through February 2012. Prior to joining Realty Capital Securities, LLC and ARC, Mr. Jones was a Director in the real estate investment banking group at Robert W. Baird & Co. from February 2008 through August 2010. From January 2005 through November 2007, Mr. Jones was an Executive Director in the real estate investment banking group at Morgan Stanley & Co. Prior to that, Mr. Jones worked in the real estate investment banking group at RBC Capital Markets from February 2004 through February 2005. From October 1997 through February 2001, Mr. Jones worked in the real estate investment banking group at PaineWebber. He also founded in February 2001 and operated through February 2004 an independent financial consulting firm focused on strategic advisory and private capital raising for real estate investment firms. From September 1990 to October 1997, Mr. Jones worked in the real estate tax advisory group at Coopers & Lybrand, LLP, where he was a manager focused on REIT and partnership tax structuring. Mr. Jones is responsible for the accounting, finance and reporting functions at the Company. He has more than 17 years of experience advising public and private real estate companies and executing a broad range of complex strategic and capital markets transactions, including approximately $9 billon of capital markets transactions, $10 billion of real estate acquisitions and dispositions and $35 billion of corporate mergers and acquisitions. Mr. Jones is a Certified Public Accountant, licensed in California since 1993, and is a member of CSCPA, ULI and NAREIT. Mr. Jones also has Series 7, 24 and 63 licenses. Mr. Jones received a B.S. with honors in Agricultural and Managerial Economics from the University of California at Davis and an M.S. in Taxation from Golden State University.

Susan E. Manning, 52, has also served as our Controller from September 2009, served as the Controller of Business Development Corporation of America from its inception in May 2010 through February 2012, served as the Controller of American Realty Capital Trust III, Inc. from its inception in October 2010 through February 2012, served as the Controller of American Realty Capital Properties, Inc. from its inception in December 2010 through February 2012, and served as the Controller of American Realty Capital New York Recovery REIT, Inc. from its inception in October 2009 to September 2010. Prior to joining ARC and its affiliates, from March 2006 to May 2009, Ms. Manning was the Controller at Luminent Mortgage Capital, Inc., a mortgage REIT with a $10.0 billion investment portfolio. From May 2003 to February 2006, Ms. Manning was a Vice President at MBNA Corp., a credit card issuer with over $62 billion in assets where she coordinated accounting and reporting with the company’s international subsidiaries. From September 1998 to May 2003, Ms. Manning was a Vice President at American Business Financial Services, a publicly traded mortgage company where she was responsible for financial reporting and accounting policy. From September 1990 to September 1998, Ms. Manning was an audit manager for Ernst and Young, LLP. Ms. Manning is a Certified Public Accountant and has an M.B.A. from Saint Joseph’s University.

Annual Incentive Compensation Plan

Effective as of March 1, 2012, the Committee approved and adopted the material terms of the Company’s Annual Incentive Compensation Plan (the “Annual Plan”). Under the Annual Plan, executives, employees and non-employee directors of the Company selected as participants in the Annual Plan by the Committee (“Participants”) will be eligible to earn annual performance-based bonus awards from a pool established by the Committee upon initial adoption of the Annual Plan and for each subsequent fiscal year. The annual pool will be funded via both a discretionary component and a formulaic component. Funding of the discretionary component will be subject to the annual approval of the Committee based upon an assessment of corporate and individual performance relative to certain performance criteria and objectives to be determined by the Board. For each year, the maximum size of the annual pool will be calculated as the sum of:

• Discretionary Component: an amount equal to up to a percentage of the Company’s stockholder’s book equity for the year (0.5% of the Company’s stockholder’s book equity on March 1, 2012 for fiscal 2012); and

• Formulaic Component: an amount equal to a percentage (determined by the Committee) of any excess annualized funds from operations (“FFO”) in excess of an annual percentage return on the Company’s stockholder’s book equity (an amount equal to 20.0% of the Company’s annualized FFO in excess of 6.0% of its market capitalization as of March 1, 2012 for fiscal 2012).

Any annual award payable to a Participant from an annual pool may be divided into the following three separate incentive compensation components, with payment in each case conditioned on the Participant’s continued employment or service through the applicable payment date: (1) an annual cash bonus paid the following year after completion of the year-end audit; (2) a deferred cash bonus paid 1/3 on December 31 of each of the first, second and third calendar years following the year for which the annual award was earned; and (3) a long-term equity bonus in the form of restricted shares of common stock to the extent available for issuance under the Company’s equity incentive plans, paid the following year after completion of the year-end audit and vesting 1/3 on December 31 of each of the first, second and third calendar years following the year for which the annual award was earned, subject to the Participant’s continued employment or service through each vesting date. To the extent restricted shares of common stock are not available for issuance under the Company’s equity incentive plans, the equity bonus will be paid as a deferred cash bonus.

For fiscal 2012, the Committee has approved allocations from the annual pool for each of William M. Kahane and Nicholas S. Schorsch of 35%. It is anticipated that the Committee also will approve an allocation from the fiscal 2012 annual pool for Brian D. Jones. Any awards earned under the Annual Plan for fiscal 2012 and allocated to Messrs. Kahane, Jones and Schorsch will be payable as follows: 50% as a cash bonus; 25% as a deferred cash bonus; and 25% as restricted shares of common stock.

In the event of a termination of employment without cause (as defined in the Annual Plan), the Company’s failure to renew the Participant’s service agreement at the expiration of its term, by the Participant for good reason (solely to the extent provided and defined in the Participant’s service agreement or bonus award notice), or the Participant’s death or disability, the participant will be entitled to: pro rated cash bonus, deferred bonus (paid in the year following termination) and an equity bonus for the year of termination. In addition, the Participant will be paid any unpaid cash bonus and equity bonus for the prior year and will be entitled to accelerated vesting of any deferred bonus for a prior year and the amount of such bonus will be paid on the 60th day following termination. Any equity bonus will be paid in fully vested shares of the Company’s common stock to the extent available for issuance under the Company’s equity incentive plans, and if not available, the Participant will receive a cash lump sum equal to the value of the stock, payable within ten days after the Company has received its approved audited financial statements for such year. Further, any restricted shares of common stock previously granted under the Annual Plan will become fully vested on the termination date.

In the event of a change in control (as defined in the Annual Plan), unless otherwise provided in the Participant’s bonus award notice, the plan year will end as of the change of control and the Participant will be eligible to receive cash bonuses, deferred bonuses and equity bonuses as adjusted in accordance with the Annual Plan. In addition, the Participants will be entitled to accelerated vesting of any deferred bonus and restricted shares of common stock granted for a prior year, and any unpaid equity bonus will vest and be paid in cash.

This summary of the material terms of the Annual Plan is qualified in their entirety by the Annual Plan attached as Exhibit 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

2012 Outperformance Award Agreements

On March 1, 2012, the Committee approved the general terms and forms of the Company’s 2012 Outperformance Award Agreements (“OPP Agreements”) to be entered into with Messrs. Kahane, Jones and Schorsch (“Grantees”). Under the OPP Agreements, the Grantees will be eligible to earn performance-based bonus awards equal to a percentage of a pool that will be funded up to a maximum award opportunity (the “OPP Cap”) equal to 5% of the Company’s equity market capitalization on March 1, 2012, as adjusted within 30-60 days days following the completion of the Company’s tender offer that was announced on March 1, 2012. (“the Initial Market Cap”). Subject to the OPP Cap, the pool will equal an amount to be determined based on the Company’s achievement of total return to stockholders, including both share price appreciation and common stock distributions (“Total Return”), for the three-year performance period consisting of March 1, 2012 through February 28, 2015 (the “Performance Period”); each 12 month period during the Performance Period (each an “Annual Period”) and the initial 24 month period of the Performance Period (the “Interim Period”), as follows:

	Performance Period	Annual Period	Interim Period
Absolute Component: 4% of any excess Total Return attained above an absolute hurdle measured from the beginning of such period:	21%	7%	14%
Relative Component:  4% of any excess Total Return attained above the Total Return for the performance period of the Peer Group*, subject to a ratable sliding scale factor as follows based on achievement of cumulative Total Return measured from the beginning of such period:

• 100% will be earned if cumulative Total Return achieved is:	18%	6%	12%
• 50% will be earned if cumulative Total Return achieved is:	0%	0%	0%
• 0% will be earned if cumulative Total Return achieved is less than:	0%	0%	0%
• a percentage from 50% to 100% calculated by linear interpolation will be earned if the cumulative Total Return achieved is between:	0% - 18%	0% - 6%	0%- 12%

*The “Peer Group” is comprised of the following companies: CapLease, Inc.; Entertainment Properties Trust, Inc.; Getty Realty Corporation; Lexington Realty Trust; National Retail Properties, Inc.; and Realty Income Corporation.

Unless otherwise specifically provided in the Grantee’s service agreement: (i) in the event of the Grantee’s termination for cause (as defined in the OPP Agreements) or by the Grantee for good reason (solely to the extent provided and defined in the Grantee’s service agreement, or in the case of Mr. Schorsch, his OPP Agreement) (a “Qualified Termination”), on or prior to February 28, 2015, the Grantee’s award will be calculated as of the end of the next Annual Period and as of February 28, 2015 and the Grantee will be entitled to the higher amount which will be fully vested; (ii) in the event of the Grantee’s termination due to death or disability on or prior to February 28, 2015, the Grantee’s award will be calculated as of the end of the next Annual Period and any earned amount will be fully vested; and (iii) in the event of a Qualified Termination or termination due to death or disability after February 28, 2015, any earned amounts will be fully vested.

In the event of a resignation by the Grantee due to an unconsented substantial adverse change in the Grantee’s employment or service as described in the OPP Agreements following a change in control (as defined in the OPP Agreements) on or prior to February 28, 2015, the Grantee’s award will be calculated as of the end of the next Annual Period and as of February 28, 2015 and the Grantee will be entitled to the higher amount which will be fully vested. Any amount earned prior to such resignation will be fully vested as of the change in control.

Following the Performance Period, the final aggregate pool will be calculated, subject to the OPP Cap. The Committee has approved allocations under the pool to each of Messrs. Kahane and Schorsch of 35%. The actual value of the maximum amounts that may be earned by Messrs. Kahane and Schorsch will be determined following the final determination of the Initial Market Cap and the OPP Cap. It is anticipated that the Committee also will approve an allocation under the pool to Brian D. Jones.

Any amounts earned under the OPP Agreements will be issued in the form of LTIP Units, which represent OP Units that are structured as a profits interest in the Operating Partnership. Subject to the Grantee’s continued employment or service through each vesting date, 25% of any LTIP Units earned will vest on February 28, 2015, 25% on February 28, 2016 and 50% on February 28, 2017. The Grantee will be entitled to receive distributions of his LTIP Units to the extent provided for in the Amended and Restated Partnership Agreement.

This summary of the material terms of the general terms of the OPP Agreements to be entered into with each of Messrs. Kahane, Jones and Schorsch is qualified in its entirety by the forms of OPP Agreements attached as Exhibits 10.8, 10.9 and 10.10 to this Current Report on Form 8-K and incorporated herein by reference.

Employment Agreements with Messrs. Kahane and Jones

Effective as of March 1, 2012, the Company entered into Employment Agreements (the “Employment Agreements”) with each of Messrs. Kahane and Jones. The Employment Agreements provide for three-year terms that will automatically renew for additional one-year periods unless either party provides 60 days notice of non-renewal prior to the end of the then current term. Under his Employment Agreement, Mr. Kahane will serve as the Chief Executive Officer and President of the Company and report directly to the Board. Under his Employment Agreement, Mr. Jones will serve as Executive Vice President, Chief Financial Officer and Treasurer of the Company and report to the Chief Executive Officer of the Company and the Board. Mr. Kahane’s Employment Agreement provides for a base salary of $1.00 per year and Mr. Jones’ Employment Agreement provides for a base salary of $325,000 per year. In addition, Mr. Jones will be entitled to a discretionary annual bonus in an amount up to his then current base salary (“Annual Cash Bonus”). The Employment Agreements provide that the Company will purchase life insurance policies on the lives of the executives to be owned by the executives, with the premiums paid by the Company, in the amount of $15.0 million for Mr. Kahane and $1.0 million for Mr. Jones. In addition, the Company will pay for annual physical exams for the executives, maintain, at its cost, supplemental renewable long-term disability insurance as agreed to between the Company and the executives, and, solely for Mr. Kahane, pay for or reimburse him for up to $35,000 per year for costs incurred by him in connection with tax preparation and financial planning assistance.

The Employment Agreements provide that in the event of the executive’s termination due to death, disability, without cause (as defined in the Employment Agreements), or, solely with respect to Mr. Kahane, upon a non-renewal of his Employment Agreement or his resignation for good reason (as defined in his Employment Agreement), the executive will be entitled to receive:

• Subject to his execution of a release, any earned and unpaid base salary, amounts earned but unpaid under the Annual Plan and OPP Agreement (collectively, the “Incentive Plans”), expenses up to the date of termination (including pay in lieu of accrued, but unused vacation, and, solely in the case of Mr. Jones, any portion of his Annual Cash Bonus earned but unpaid for the prior year and pro rata portion of his Annual Cash Bonus for the year of termination.

• To the extent not vested, full vesting of all restricted stock, stock options and awards held under the Incentive Plans.

• A pro rated grant of any award the executive would have received under the Incentive Plans had he remained employed (solely in the case of Mr. Kahane, the foregoing will apply in the event of termination for any reason).

• Continued participation, at the Company’s cost, in the Company’s healthcare, dental, vision, prescription drug, and in the case of Mr. Jones, disability plans in which the executive participated prior to termination for a period of 18 months following termination (the “Severance Period”), to the extent permitted or otherwise practicable under such plans. To the extent not permitted or otherwise practicable, the Company will take such actions as may be necessary to provide the executive with comparable benefits (without additional cost to the executive). If the executive engages in regular employment after termination, then any benefits received by him which are similar in nature to any of the forgoing plans will relieve the Company of it obligation to provide such comparable benefit to the extent of benefits so received.

• During the Severance Period, the Company will also continue to pay the premium payments on the life insurance policies described above.

In the event of a change in control (as defined in the Employment Agreements), the executives will become 100% vested in any equity awards and will vest in any outstanding awards under the Incentive Plans. In addition, if Mr. Jones does not accept employment with ARC or its affiliate within six months following a change in control of the Company, he will be entitled to a lump sum payment equal to his then current annual base salary.

In addition, the Employment Agreements provide for restrictions on use of confidential information, and for a period of 12 months following termination for any reason other than by the Company without cause, or in the case of Mr. Kahane, non-renewal of his Employment Agreement by the Company, as a result of a change in control or for good reason, restrictions on solicitation and competition.

This summary of the material terms of the Employment Agreements with each of Messrs. Kahane and Jones is qualified in its entirety by the Employment Agreements attached as Exhibits 10.11 and 10.12 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 1, 2012, the Board approved an amendment and restatement of the Company’s Bylaws (as amended and restated, the “Bylaws”). Prior to the listing of the Company’s common stock on NASDAQ on March 1, 2012, the Company operated as a non-traded REIT subject to the NASAA Statement of Policy Regarding Real Estate Investment Trusts (the “NASAA REIT Guidelines”), as a result of which the original Bylaws contained numerous provisions that are not applicable to exchange-traded REITs and other companies, including the Company’s competitors. The original Bylaws were amended and restated effective as of the date of approval to, among other things:

•	Remove reference to the month of the annual meeting of stockholders.

•	Establish procedures for stockholders to call a special meeting of stockholders. The procedures (which will be effective once the Charter is amended to delete the NASAA REIT Guidelines requirement that a special meeting of stockholders be called upon the request of the holders of at least ten percent of the outstanding shares entitled to vote) address issues relating to (a) an increase in the percentage of shares entitled to require a special meeting of stockholders from 10% to a majority, (b) delivery and contents of the initial notices from stockholders requesting a special meeting, (c) the fixing of a record date for determining stockholders entitled to request a special meeting and stockholders entitled to notice of and to vote at the meeting, (d) responsibility for the costs of preparing and mailing notice of the meeting, (e) setting the time, date and place of special stockholders meetings, (f) revocation of requests for special stockholders meetings and (g) verifying the validity of a stockholder request for a special meeting.

•	(a) Clarify that notice of stockholders meetings may be given by electronic transmission, (b) provide for “householding” of notices, as permitted by the Maryland General Corporation Law and federal proxy rules, (c) provide that a minor irregularity in providing notice of a stockholders meeting will not affect the validity of the meeting and (d) clarify that the Company may postpone or cancel a stockholders meeting.

•	Provide that (effective upon the Charter amendment to delete the NASAA REIT Guidelines requirement that a director receive the affirmative vote of a majority of the shares present in order to be elected) directors will be elected by a plurality of the votes cast.

•	More fully develop the advance notice provisions for stockholder nominations for directors and stockholder business proposals. The amendments (a) expand the information required to be disclosed by the stockholder making a proposal or nomination, including without limitation (i) the extent to which the stockholder proponent has entered into any hedging transaction or other arrangement with the effect or intent of mitigating or otherwise managing benefit, loss or risk of share price changes or increasing or decreasing the proponent’s voting power in the stock of the Company or any affiliate of the Company, (ii) the proponent’s investment strategy or objective and any related disclosure document that the proponent has provided to its investors and (iii) other information required by the director and officer questionnaire in connection with the Company’s annual meeting and (b) require, as part of the existing verification process, that the stockholder, upon request, update information provided to the Company and notify the Company of any change in such information.

•	Clarify the method by which a director may resign from the Board.

•	Delete the NASAA REIT Guidelines requirement that independent directors nominate replacements for vacancies among the independent directors’ positions.

•	Delete obsolete provisions relating to loss of deposits and surety bonds.

•	Provide the power of the Board and stockholders to ratify prior actions or inactions by the Company. This proposed section also provides that matters questioned in litigation may be ratified and, if so ratified, shall bar any claim or execution of any judgment as to such questioned matter.

•	Provide for procedural flexibility in the event of an emergency.

•	Delete the NASAA REIT Guidelines requirement that all Board committees be comprised of a majority of independent directors.

•	Clarify that the Board may designate the Chairman of the Board as an executive or non-executive chairman.

•	Clarify that a stockholder is not entitled to a stock certificate unless the Board determines that certificates will be issued.

•	Delete provisions for the closing of the transfer books in lieu of setting a record date as this is an obsolete procedure rarely, if ever, used by corporations today.

•	Clarify that a stockholders meeting may be postponed without further notice to a date not more than 120 days after the record date originally fixed for the meeting.

•	Add a new section to mandate that (once the Charter is amended to remove the NASAA REIT Guidelines restrictions on indemnification of, and advance of expenses to, directors and officers) the Company indemnify and advance expenses to directors and officers to the maximum extent permitted by Maryland law. Also, clarify that the advancement of expenses does not require a preliminary determination of the ultimate entitlement to indemnification and that the rights to indemnification and advancement of expenses vest immediately upon election of a director or officer.

•	Clarify that waivers of notice may be given by electronic transmission.

This summary of the material changes to the Bylaws is qualified in its entirety by the Bylaws attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

Form of Promissory Note for the Subordinated Incentive Listing Fee

On March 1, 2012, the Board approved a form of promissory note (the “Note”) that, if earned, may be issued by the Company to ARC in connection with the listing of the Company’s common stock on NASDAQ. The Note, if issued, will bear interest at the applicable federal rate established by the Internal Revenue Service on the date of issuance, payable quarterly in arrears. The principal amount of the Note will be an amount equal to 15.0% of the amount, if any, by which (a) the market value of the Company’s common stock, based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning August 18, 2012, which is the 180th day after shares of the Company’s common stock were first listed on NASDAQ plus distributions paid by the Company from and after May 21, 2008 and prior to such listing, exceeds (b) the sum of the total amount of capital raised from stockholders during the Company’s initial public offering on a “best efforts” basis and the amount of cash flow necessary to generate a 6.0% annual cumulative, non-compounded return to such stockholders through the date of listing. ARC has the right to require that the Company prepay the outstanding principal amount of the Note with the net cash proceeds from any asset sale by the Company or the Operating Partnership. The Note will mature on the third anniversary of the date it is issued, subject to ARC’s right to convert any unpaid portion of the Note into shares of the Company’s common stock on or after the maturity date. The number of shares that will be issued upon such conversion will be valued at the average market value of the Company’s common stock over the 30 trading days beginning August 18, 2012.

This summary of the material terms of the form of Note is qualified in its entirety by the form of Note attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
3.1	Amended and Restated Bylaws of American Realty Capital Trust, Inc.
4.1	Amended and Restated Agreement of Limited Partnership of American Realty Capital Operating Partnership, L.P., dated as of March 1, 2012, by and among American Realty Capital Trust. Inc., American Realty Capital Advisors, LLC and the other limited partners party thereto.
10.1	Asset Purchase and Sale Agreement, dated as of March 1, 2012, between American Realty Capital Operating Partnership, L.P. and AR Capital, LLC.
10.2	Securities Purchase and Sale Agreement, dated as of March 1, 2012, between ARCT TRS Corp. and AR Capital, LLC.
10.3	Amendment and Acknowledgement of Termination of Amended and Restated Advisory Agreement, dated as of March 1, 2012, by and among American Realty Capital Trust, Inc., American Realty Capital Operating Partnership, L.P. and American Realty Capital Advisors, LLC.
10.4	Assignment of Trademarks Agreement, dated as of March 1, 2012, between American Realty Capital Trust, Inc. and AR Capital, LLC.
10.5	Trademark License Agreement, dated as of March 1, 2012, between American Realty Capital Trust, Inc. and AR Capital, LLC.
10.6	Form of Indemnification Agreement between American Realty Capital Trust, Inc. and its directors and officers.
10.7	Annual Incentive Compensation Plan of American Realty Capital Trust, Inc.
10.8	Form of 2012 Outperformance Award Agreement between American Realty Capital Trust, Inc. and William M. Kahane.
10.9	Form of 2012 Outperformance Award Agreement between American Realty Capital Trust, Inc. and Brian D. Jones.
10.10	Form of 2012 Outperformance Award Agreement between American Realty Capital Trust, Inc. and Nicholas S. Schorsch.
10.11	Employment Agreement, dated as of March 1, 2012, between American Realty Capital Trust, Inc. and William M. Kahane.
10.12	Employment Agreement, dated as of March 1, 2012, between American Realty Capital Trust, Inc. and Brian D. Jones.
99.1	Form of Promissory Note for the Subordinated Incentive Listing Fee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST, INC.

Date: March 6, 2012	By:	/s/ William M. Kahane
		Name:	William M. Kahane
		Title:	Chief Executive Officer, President and Director